Exhibit 99.1
ZoomInfo Announces Fourth Quarter and Full-Year 2024 Financial Results
Vancouver, WA, February 25, 2025 - ZoomInfo, (NASDAQ: ZI) the Go-To-Market Intelligence platform, today announced its financial results for the fourth quarter and full-year ended December 31, 2024.
“Our Go-To-Market Intelligence Platform provides the best GTM data, AI-powered applications, and agents for the world’s most innovative and high-performing companies,” said Henry Schuck, ZoomInfo founder and CEO. “Our AI innovation and commitment to customer success helped us improve financial performance faster than expected, with strength continuing into 2025. With our operational improvements taking hold, we are delivering better-than-expected revenue, profitability, and free cash flow.”
Fourth Quarter 2024 Financial Highlights:
•GAAP Revenue of $309.1 million, a decrease of 2% year-over-year.
•GAAP Operating Income of $30.9 million and Adjusted Operating Income of $115.9 million.
•GAAP Operating Income Margin of 10% and Adjusted Operating Income Margin of 37%.
•GAAP Cash Flow from Operations of $109.0 million and Unlevered Free Cash Flow of $93.6 million.
Full-Year 2024 Financial Highlights:
•GAAP Revenue of $1,214.3 million, a decrease of 2% year-over-year.
•GAAP Operating Income of $97.4 million and Adjusted Operating Income of $428.5 million.
•GAAP Operating Income Margin of 8% and Adjusted Operating Income Margin of 35%.
•GAAP Cash Flow from Operations of $369.4 million and Unlevered Free Cash Flow of $446.9 million.
Recent Business and Operating Highlights:
•Released the ZoomInfo 2025 Customer Impact Report:
◦Sales teams using ZoomInfo reported a 91% improvement to their connect rates and booked 55% more meetings per month.
◦ZoomInfo customers grew their total pipeline by one-third (32%).
◦Customer success managers (CSMs) reported saving more than 10 hours a week using ZoomInfo, and saw a double-digit increase in renewal rates.
•Closed the quarter with 1,867 customers with $100,000 or greater in annual contract value, an increase of 58 from the prior quarter, and an increase of 47 year-over-year.
•As of December 31, 2024, the company’s net revenue retention rate was 87%.
•During the year ended December 31, 2024, the Company repurchased 46,801,742 shares of Common Stock accounting for 12% of total shares outstanding, at an average price of $12.01, for an aggregate $562.3 million. As of year-end, there remained $137.6 million outstanding under existing share repurchase authorizations.
•The Board of Directors of ZoomInfo approved an additional $500.0 million share repurchase authorization in February 2025.

Q4 2024 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Quarterly Results	Change YoY		Non-GAAP Quarterly Results	Change YoY
Revenue	$309.1	(2)%
Operating Income	$30.9	(56)%	Adjusted Operating Income	$115.9	(8)%
Operating Income Margin	10%		Adjusted Operating Income Margin	37%
Net Income Per Share (Diluted)	$0.04		Adjusted Net Income Per Share (Diluted)	$0.26
Cash Flow from Operating Activities	$109.0	(15)%	Unlevered Free Cash Flow	$93.6	(26)%

FY 2024 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Annual Results	Change YoY		Non-GAAP Annual Results	Change YoY
Revenue	$1,214.3	(2)%
Operating Income	$97.4	(62)%	Adjusted Operating Income	$428.5	(14)%
Operating Income Margin	8%		Adjusted Operating Income Margin	35%
Net Income Per Share (Diluted)	$0.08		Adjusted Net Income Per Share (Diluted)	$0.96
Cash Flow from Operating Activities	$369.4	(15)%	Unlevered Free Cash Flow	$446.9	(4)%
The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information for historical periods to the most directly comparable GAAP financial measure. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Business Outlook:
Based on information available as of February 25, 2025, ZoomInfo is providing guidance for the first quarter and full-year 2025 as follows:

	Q1 2025	FY 2025
Revenue	$294 - $297 million	$1.185 - $1.205 billion
Non-GAAP Adjusted Operating Income	$96 - $99 million	$426 - $436 million
Non-GAAP Adjusted Net Income per share	$0.22 - $0.23	$0.95 - $0.97
Non-GAAP Unlevered Free Cash Flow	Not guided	$420 - $440 million
Weighted Average Shares Outstanding	357 million	362 million
Conference Call and Webcast Information:
ZoomInfo will host a conference call today, February 25, 2025, to review its results at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.
The call will also be webcast live on the Company’s investor relations website at https://ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.
Upcoming Events:
ZoomInfo executives expect to participate in the following investor events:

•Wolfe Research Software Conference, Feb. 27, 2025
•Raymond James 46th Annual Institutional Investors Conference, Mar. 5, 2025
•Morgan Stanley Technology, Media & Telecom Conference, Mar. 6, 2025
•DA Davidson, 2nd Annual Best of Breed Bison Conference Mar. 7, 2025
•Stifel Technology Conference, Mar. 11, 2025

For more information on specific events, presentation times, and webcast details (if available), visit the “News & Events” section on the company’s investor relations website at https://ir.zoominfo.com. Conferences with presentations that are webcast, will be webcast live, and the replay will be available for a limited time.
Non-GAAP Financial Measures and Other Metrics:
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Income, Adjusted Net Income Per Share, and Unlevered Free Cash Flow. We believe these non-GAAP measures are useful to investors in evaluating our operating performance because they eliminate certain items that affect period-over-period comparability and provide consistency with past financial performance and additional information about our underlying results and trends by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but rather as supplemental information to our business results. This information should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. In addition, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
We define Adjusted Operating Income as income (loss) from operations adjusted for, as applicable, (i) the impact of fair value adjustments to acquired unearned revenue, (ii) amortization of acquired technology and other acquired intangibles, (iii) equity-based compensation expense, (iv) restructuring and transaction-related expenses, (v) integration costs and acquisition-related expenses, and (vi) legal settlement. We define Adjusted Operating Income Margin as Adjusted Operating Income divided by the sum of revenue and the impact of fair value adjustments to acquired unearned revenue.
We define Adjusted Net Income as net income (loss) adjusted for, as applicable, (i) the impact of fair value adjustments to acquired unearned revenue, (ii) loss on debt modification and extinguishment, (iii) amortization of acquired technology and other acquired intangibles, (iv) equity-based compensation expense, (v) restructuring and transaction-related expenses, (vi) integration costs and acquisition-related expenses, (vii) legal settlement, (viii) TRA liability remeasurement (benefit) expense, (ix) other (income) loss, net and (x) tax impacts of adjustments to net income (loss). We define Adjusted Net Income (Loss) Per Share as Adjusted Net Income (Loss) divided by diluted weighted average shares outstanding used for adjusted net income (loss) per share.
We define Unlevered Free Cash Flow as net cash provided by (used in) operating activities less (i) purchases of property and equipment and other assets, plus (ii) cash interest expense, (iii) cash payments related to restructuring and transaction-related expenses, (iv) cash payments related to integration costs and acquisition-related compensation, and (v) legal settlement payments. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.
Net revenue retention is a metric that we calculate based on customers of ZoomInfo at the beginning of the twelve-month period, and is calculated as: (a) the total ACV for those customers at the end of the twelve-month period, divided by (b) the total ACV for those customers at the beginning of the twelve-month period.

Cautionary Statement Regarding Forward-Looking Information:
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “may”, “might”, “objective”, “outlook”, “plan”, “potential”, “predict”, “projection”, “seek”, “should”, “target”, “trend”, “will”, “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, expenses, estimates, cash flow, growth in free cash flow, results of changes in operational procedures, liquidity, or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on beliefs and assumptions based on information available to us at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, potential future uses of cash, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained in this presentation speaks only as of the date of this press release, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.
About ZoomInfo:
ZoomInfo (NASDAQ: ZI) is the Go-To-Market Intelligence platform that empowers businesses to grow faster with AI-ready insights, trusted data, and advanced automation. Its solutions provide more than 35,000 companies worldwide with a complete view of their customers, making every seller their best seller. ZoomInfo is a recognized leader in data privacy, with industry-leading GDPR and CCPA compliance and numerous data security and privacy certifications. For more information about how ZoomInfo can help businesses with go-to-market intelligence that accelerates revenue growth, please visit www.zoominfo.com.

Website Disclosure:
ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://ir.zoominfo.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.
###
Investor Contact:
Jeremiah Sisitsky
VP of Investor Relations
IR@zoominfo.com
Media Contact:
Meghan Barr
VP, Communications
(203) 216-1878
pr@zoominfo.com

ZoomInfo Technologies Inc.
Condensed Consolidated Balance Sheets
(in millions, except share data; unaudited)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$139.9	$447.1
Short-term investments	—	82.2
Restricted cash, current	—	0.2
Accounts receivable, net	246.1	272.0
Prepaid expenses and other current assets	58.6	59.6
Income tax receivable	6.4	3.2
Total current assets	$451.0	$864.3

Restricted cash, non-current	9.1	8.9
Property and equipment, net	112.6	65.1
Operating lease right-of-use assets, net	90.9	80.7
Intangible assets, net	275.8	334.6
Goodwill	1,692.7	1,692.7
Deferred tax assets	3,717.6	3,707.1
Deferred costs and other assets, net of current portion	117.9	114.9
Total assets	$6,467.6	$6,868.3

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$16.6	$34.4
Accrued expenses and other current liabilities	123.0	113.8
Unearned revenue, current portion	473.8	439.6
Income taxes payable	0.6	2.0
Current portion of tax receivable agreements liability	22.3	31.4
Current portion of operating lease liabilities	9.9	11.2
Current portion of long-term debt	5.9	6.0
Total current liabilities	$652.1	$638.4

Unearned revenue, net of current portion	4.1	2.3
Tax receivable agreements liability, net of current portion	2,740.2	2,786.6
Operating lease liabilities, net of current portion	151.2	89.9
Long-term debt, net of current portion	1,221.8	1,226.4
Deferred tax liabilities	2.4	1.9
Other long-term liabilities	2.3	3.5
Total liabilities	$4,774.1	$4,749.0

Stockholders' Equity:
Common Stock, par value $0.01	$3.4	$3.8
Additional paid-in capital	1,362.9	1,804.9
Accumulated other comprehensive income	14.8	27.3
Retained earnings	312.4	283.3
Total stockholders' equity	$1,693.5	$2,119.3

Total liabilities and stockholders' equity	$6,467.6	$6,868.3

ZoomInfo Technologies Inc.
Consolidated Statements of Operations
(in millions, except per share amounts; unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Revenue	$309.1	$316.4	$1,214.3	$1,239.5
Cost of revenue:
Cost of service (1)	$43.7	$35.0	$151.6	$139.4
Amortization of acquired technology	9.5	9.6	38.2	39.1
Gross profit	$255.9	$271.8	$1,024.5	$1,061.0
Operating expenses:
Sales and marketing (1)	$114.9	$98.4	$414.1	$408.5
Research and development (1)	56.4	48.3	196.1	191.5
General and administrative (1)	48.3	49.2	295.3	179.6
Amortization of other acquired intangibles	5.4	5.4	21.6	21.9
Total operating expenses	$225.0	$201.3	$927.1	$801.5
Income from operations	$30.9	$70.5	$97.4	$259.5
Interest expense, net	$9.8	$11.4	$39.3	$45.2
Loss on debt modification and extinguishment	—	2.1	0.7	4.3
Other loss (income), net	29.6	(149.7)	26.1	(178.8)
Income (Loss) before income taxes	$(8.5)	$206.7	$31.3	$388.8
Provision (Benefit) for income taxes	(23.1)	212.2	2.2	281.5
Net income (loss)	$14.6	$(5.5)	$29.1	$107.3

Net income (loss) per share of common stock:
Basic	$0.04	$(0.01)	$0.08	$0.27
Diluted	0.04	(0.01)	0.08	0.27
____________________________________________
(1)Amounts include equity-based compensation expense, as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2024	2023	2024	2023
Cost of service	$2.6	$3.9	$10.5	$15.7
Sales and marketing	12.2	16.7	50.3	71.3
Research and development	11.0	11.1	40.5	45.1
General and administrative	8.0	9.0	36.7	35.5
Total equity-based compensation expense	$33.8	$40.7	$138.0	$167.6

ZoomInfo Technologies Inc.
Consolidated Statements of Cash Flows
(in millions; unaudited)
	Twelve Months Ended December 31,
	2024	2023
Operating activities:
Net income	$29.1	$107.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85.7	80.6
Amortization of debt discounts and issuance costs	2.2	2.4
Amortization of deferred commissions costs	67.6	75.3
Asset impairments and lease abandonment charges	57.4	5.2
Gain on lease modification	(1.7)	—
Loss on debt modification and extinguishment	0.7	4.3
Equity-based compensation expense	138.0	167.6
Deferred income taxes	(5.9)	276.7
Tax receivable agreement remeasurement	38.5	(160.7)
Provision for bad debt expense	42.8	33.8
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(16.9)	(82.8)
Prepaid expenses and other current assets	(4.4)	(8.0)
Deferred costs and other assets, net of current portion	(35.5)	(78.2)
Income tax receivable	(3.2)	2.4
Accounts payable	(17.7)	(1.8)
Accrued expenses and other liabilities	(43.4)	(11.2)
Unearned revenue	36.1	22.0
Net cash provided by operating activities	$369.4	$434.9

Investing activities:
Purchases of short-term investments	$—	$(145.0)
Maturities of short-term investments	82.2	194.5
Proceeds from sales of short-term investments	—	1.4
Purchases of property and equipment and other assets	(64.9)	(26.5)
Right of use asset initial direct costs	(3.4)	—
Cash paid for acquisitions, net of cash acquired	(0.5)	—
Net cash provided by investing activities	$13.4	$24.4

Financing activities:
Payments of deferred consideration	$(0.7)	$(0.4)
Payments of debt issuance and modification costs	(2.1)	(3.8)
Repayment of debt	(5.9)	(6.0)
Proceeds from exercise of stock options	—	0.4
Taxes paid related to net share settlement of equity awards	(22.8)	(24.5)
Proceeds from issuance of common stock under the ESPP	4.2	7.2
Tax receivable agreement payments	(94.0)	—
Repurchase of common stock	(565.6)	(400.1)
Tax distributions	(3.1)	—
Net cash used in financing activities	$(690.0)	$(427.2)

Net increase (decrease) in cash, cash equivalents, and restricted cash	$(307.2)	$32.1
Cash, cash equivalents, and restricted cash at beginning of year	456.2	424.1
Cash, cash equivalents, and restricted cash at end of year	$149.0	$456.2

Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	$139.9	$447.1
Restricted cash, current	—	0.2
Restricted cash, non-current	9.1	8.9
Total cash, cash equivalents, and restricted cash	$149.0	$456.2

Supplemental disclosures of cash flow information:
Interest paid in cash	$44.0	$48.5
Cash paid for taxes	13.8	12.2

Supplemental disclosures of non-cash investing and financing activities:
Equity-based compensation included in capitalized software	$5.6	$5.4
Property and equipment included in accounts payable and accrued expenses and other current liabilities	5.0	1.8

ZoomInfo Technologies Inc.
Reconciliation of GAAP Cash Flow From Operations to Non-GAAP Unlevered Free Cash Flow
(in millions; unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net cash provided by operating activities (GAAP)	$109.0	$128.8	$369.4	$434.9
Purchases of property and equipment and other assets	(23.4)	(8.9)	(64.9)	(26.5)
Interest paid in cash	4.4	5.5	44.0	48.5
Restructuring and transaction-related expenses paid in cash	3.5	0.6	67.0	6.1
Integration costs and acquisition-related compensation paid in cash	—	—	1.3	0.5
Litigation settlement payments (1)	0.1	—	30.1	—
Unlevered Free Cash Flow (Non-GAAP)	$93.6	$126.0	$446.9	$463.5
__________________
(1)Represents payments associated with certain legal settlements. For the year ended December 31, 2024, these payments primarily related to the settlement of class actions in Illinois and California class action and similar, unfiled claims in the states of Indiana and Nevada (the “Class Actions”).

ZoomInfo Technologies Inc.
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Operating Income
(in millions; unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Income from operations (GAAP)	$30.9	$70.5	97.4	$259.5
Impact of fair value adjustments to acquired unearned revenue (1)	—	—	—	0.2
Amortization of acquired technology	9.5	9.6	38.2	39.1
Amortization of other acquired intangibles	5.4	5.4	21.6	21.9
Equity-based compensation expense	33.8	40.7	138.0	167.6
Restructuring and transaction-related expenses (2)	34.6	0.4	101.6	10.3
Litigation settlement (3)	1.7	—	31.7	—
Adjusted Operating Income (Non-GAAP)	$115.9	$126.5	$428.5	$498.6

Revenue (GAAP)	$309.1	$316.4	$1,214.3	$1,239.5
Impact of fair value adjustments to acquired unearned revenue	—	—	—	0.2
Revenue for adjusted operating margin calculation (Non-GAAP)	$309.1	$316.4	$1,214.3	$1,239.7

Operating Income Margin (GAAP)	10%	22%	8%	21%
Adjusted Operating Income Margin (Non-GAAP)	37%	40%	35%	40%
__________________
(1)Represents the impact of fair value adjustments to acquired unearned revenue relating to services billed by an acquired company prior to our acquisition of that company. These adjustments represent the difference between the revenue recognized based on management’s estimate of fair value of acquired unearned revenue and the receipts billed prior to the acquisition less revenue recognized prior to the acquisition.
(2)Represents costs directly associated with acquisition or disposal activities, including employee severance and termination benefits, contract termination fees and penalties, and other exit or disposal costs. For the year ended December 31, 2024, this expense is primarily related to lease impairment and abandonment charges as well as lease restructuring activities. For the year ended December 31, 2023, this expense is primarily related to costs associated with a June 2023 reduction in force, and impairment charges related to the Ra’anana office and other offices.
(3)Represents charges associated with certain legal settlements. For the year ended December 31, 2024, these charges are primarily related to costs incurred due to the Class Actions.

ZoomInfo Technologies Inc.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(in millions, except per share amounts; unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss) (GAAP)	$14.6	$(5.5)	$29.1	$107.3
Impact of fair value adjustments to acquired unearned revenue (1)	—	—	—	0.2
Loss on debt modification and extinguishment	—	2.1	0.7	4.3
Amortization of acquired technology	9.5	9.6	38.2	39.1
Amortization of other acquired intangibles	5.4	5.4	21.6	21.9
Equity-based compensation expense	33.8	40.7	138.0	167.6
Restructuring and transaction-related expenses (2)	34.6	0.4	101.6	10.3
Litigation settlement (3)	1.7	—	31.7	—
TRA liability remeasurement (benefit) expense	28.6	(146.8)	38.5	(160.7)
Other income	—	—	(2.4)	—
Tax impacts of adjustments to net income (loss) (4)	(34.6)	196.2	(33.2)	223.1
Adjusted Net Income (Non-GAAP)	$93.6	$102.1	$363.8	$413.1

Diluted Net Income (Loss) Per Share (GAAP)	$0.04	$(0.01)	$0.08	$0.27
Impact of fair value adjustments to acquired unearned revenue per diluted share	—	—	—	—
Loss on debt modification and extinguishment per diluted share	—	0.01	—	0.01
Amortization of acquired technology per diluted share	0.03	0.02	0.10	0.10
Amortization of other acquired intangibles per diluted share	0.02	0.01	0.06	0.05
Equity-based compensation expense per diluted share	0.09	0.10	0.37	0.41
Restructuring and transaction-related expenses per diluted share	0.10	—	0.27	0.03
Litigation settlement per diluted share	—	—	0.08	—
TRA liability remeasurement (benefit) expense per diluted share	0.08	(0.36)	0.10	(0.40)
Other income per diluted share	—	—	(0.01)	—
Tax impacts of adjustments to net income (loss) per diluted share	(0.10)	0.49	(0.09)	0.54
Adjusted Net Income Per Share (Non-GAAP)	$0.26	$0.26	$0.96	$1.01
Shares for Adjusted Net Income Per Share(5)	358	400	377	411
__________________
(1)Represents the impact of fair value adjustments to acquired unearned revenue relating to services billed by an acquired company prior to our acquisition of that company. These adjustments represent the difference between the revenue recognized based on management’s estimate of fair value of acquired unearned revenue and the receipts billed prior to the acquisition less revenue recognized prior to the acquisition.

(2)Represents costs directly associated with acquisition or disposal activities, including employee severance and termination benefits, contract termination fees and penalties, and other exit or disposal costs.For the year ended December 31, 2024, this expense is primarily related to lease impairment and abandonment charges as well as lease restructuring activities. For the year ended December 31, 2023, this expense is primarily related to costs associated with a June 2023 reduction in force, and impairment charges related to the Ra’anana office and other offices.
(3)Represents charges associated with certain legal settlements. For the year ended December 31, 2024, these charges are primarily related to costs incurred due to the Class Actions.
(4)Represents tax expense associated with Net income (loss) (GAAP) excluded from Adjusted Net Income (Non-GAAP). The Company calculates the tax impacts of adjustments to net income (loss) by taking the total gross value of the adjustments and multiplying it by the Company’s U.S. federal and state statutory tax rate. We then recalculate the tax impact of book-tax differences related to equity compensation, the tax receivable agreements, restructuring and transaction-related expenses, and items that are deemed to be unrelated to current year operating income or are one-time in nature, such as provision to return true-ups. For the three and twelve months ended December 31, 2024, these primarily relate to adjusting out $31.9 million and $30.1 million of tax benefit from the effects of changes in state tax law and apportionment, recognizing $18.5 million and $63.6 million of tax benefit related to the amortization of costs associated with corporate structure simplification, and adjusting out $4.5 million and $17.5 million of tax expense from non-deductible stock-based compensation, respectively. For the three and twelve months ended December 31, 2023, these primarily relate to adjusting out $139.7 million and $138.4 million of tax expense from the effects of changes in state tax law and apportionment, recognizing $12.7 million and $60.0 million of tax benefit related to the amortization of costs associated with corporate structure simplification, and adjusting out $7.8 million and $23.4 million of tax expense from non-deductible stock-based compensation. We believe the exclusion of these adjustments provides investors with useful information about the Company’s underlying results and trends, allowing them to better understand and compare net income (loss) related to ongoing operations and the related current and deferred income tax expense.
(5)Diluted earnings per share is computed by giving effect to all potential weighted average Common Stock, and any securities that are convertible into Common Stock, including options and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method, excluding deemed repurchases assuming proceeds from unrecognized compensation as required by GAAP.